MIAMI
                                                          ORLANDO
                                                   ST. PETERSBURG
                                                      TALLAHASSEE
CARLTON FIELDS                                              TAMPA
                                                  WEST PALM BEACH

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          ATTORNEYS AT LAW        One Harbour Place
                                  777 S. Harbour Island Boulevard
                                  Tampa, Florida 33602-5730
                                  P.O. Box 3239
                                  Tampa, Florida 33601-3239

                                  813.223.7000
                                  813.229.4133 fax
                                  www.carltonfields.com



                        February 18, 2004

Coast Financial Holdings, Inc.
2412 Cortez Road West
Bradenton, Florida 34207

     Re:  Coast Financial Holdings, Inc.
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Coast Financial Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 405,000 shares of the Company's common stock, $5.00 par value per share (the "Shares"), to be issued by the Company under the Coast Financial Holdings, Inc. 2003 Amended and Restated Stock Option Plan (the "Restated Plan"), which Restated Plan amended and restated the original Coast Financial Holdings, Inc. 2003 Stock Option Plan (the "Original Plan") adopted on December 11, 2002. The Restated Plan provides for the grant of incentive stock options and nonqualified stock options (collectively "Options") to employees and directors of the Company and its subsidiaries with respect to an aggregate of 405,000 Shares.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, certificates or comparable documents of public officials and of officers and representatives of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including without limitation, the following: (a) the Original Plan and Restated Plan (collectively, the "Plan"), (b) the Articles of Incorporation of the Company, (c) the Bylaws of the Company, (d) the Unanimous Written Consent of the Board of Directors of the Company, dated as of December 11, 2002, relating to the approval of the Original Plan, the reservation of Shares for issuance thereunder, and related matters, (e) resolutions adopted by the Board of Directors of the Company on September 3, 2003 relating to the approval of the Restated Plan, the reservation of Shares for issuance thereunder, and related matters, (f) the Written Consent of the Sole Shareholder of the Company, dated as of December 11, 2002, relating to approval of the Original Plan, and (g) the Registration Statement.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed, or photostatic,

Coast Financial Holdings, Inc.
February 18, 2004
Page 2


the authenticity of the originals of such documents, and the accuracy and completeness of all corporate records made available to us by the Company. We also have assumed that all agreements and instruments executed by parties other than the Company are the valid, binding and enforceable obligations of such parties and that the individuals signing on behalf of such parties have been duly authorized to execute and deliver such agreements and instruments. We also have assumed that each stock option agreement setting forth the terms of each Option granted under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration recorded by the Company for the Shares will be an amount at least equal to par value of the Shares.

     Based on the foregoing and in reliance thereon, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when such Shares are issued upon the exercise of an Option granted pursuant to the actions of the committee administering the Plan and under the terms and conditions of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

     We  are  aware  that  we are referred to under  the  heading
"Legal  Matters"  in  the  Prospectus  forming  a  part  of   the
Registration Statement relating to the Shares, and we hereby consent to such use of our name in such Prospectus.


                                   Very truly yours,

                                   CARLTON FIELDS, P.A.



                                   By: /s/ Richard A. Denmon
                                      ---------------------------
                                        Richard A. Denmon